                                                                      Exhibit 11
                                                                     Page 1 of 4


                        NET INCOME(LOSS) PER SHARE CALCULATION
                       (in thousands, except per share amounts)


                                   THREE MONTHS ENDED FEBRUARY 28, 1997
                              --------------------------------------------
                                      PRIMARY            FULLY DILUTED
                                DOLLARS      SHARES      DOLLARS   SHARES

Net loss                      $  (2,248)               $  (2,248)
                               ---------                ---------
                               ---------                ---------

Weighted average shares of
  common stock outstanding:

  Common stock (a)                            50,989                 50,989

  Employee stock options                         153 (b)(d)             230(c)(d)
                                            --------               --------
                                              51,142                 50,989
                                            --------               --------
                                            --------               --------

Per share                                  $(   .04)              $(   .04)
                                            --------               --------
                                            --------               --------



(a) Does not include 3,880,140 additional shares issued to an escrow account on September 13, 1995 pursuant to the Consensual Plan because such issuance is contingent on future events and would be anti-dilutive in such period.

(b) Represents the number of shares of common stock issuable on the exercise of dilutive employee stock options granted in July 1996 less the number of shares of common stock which could have been purchased with the proceeds from the exercise of such options. These purchases were assumed to have been made at the average market price of the common stock during the period.

(c) Same as (b) except that purchases of common stock were assumed to have been made at the higher of either the market price of the common stock at the end of the period or the average market price for the period.

(d) Does not include 1,485,000 shares subject to options granted in July 1995 at an average price of $14.120 per share because such options would have an anti-dilutive effect in such period.

                                                                      Exhibit 11
                                                                     Page 2 of 4



                        NET INCOME(LOSS) PER SHARE CALCULATION
                       (in thousands, except per share amounts)


                                      THREE MONTHS ENDED FEBRUARY 29, 1996
                                 --------------------------------------------
                                        PRIMARY             FULLY DILUTED
                                 --------------------   ---------------------
                                  DOLLARS    SHARES       DOLLARS     SHARES
                                 --------   ---------  ----------    --------

Net loss before extraordinary
  item                          $(118,159)               $(118,159)


Weighted average shares of
  common stock outstanding:

  Common stock (a)                               50,989                50,989

  Employee stock options (b)                          -                 -
                                               --------              --------
                                                 50,989                50,989
                                               --------              --------
                                               --------              --------

Per share                                     $(  2.32)             $(  2.32)

Extraordinary item               (  5,404)                (  5,404)

Per share                                      (   .10)              (   .10)
                                 ---------     --------   ---------  --------

Net loss                        $(123,563)               $(123,563)
                                  --------                 --------
                                  --------                 --------

Per share                                     $(  2.42)             $(  2.42)
                                              ---------             ---------
                                              ---------             ---------


(a) Does not include 3,880,140 additional shares issued to an escrow account on September 13, 1995 pursuant to the Consensual Plan because such issuance is contingent on future events and would be anti-dilutive in such period.

(b) Does not include 1,500,000 shares subject to options granted in July 1995 at an average price of $14.120 per share because such options would have an anti-dilutive effect in such period.

                                                                      Exhibit 11
                                                                     Page 3 of 4


                        NET INCOME(LOSS) PER SHARE CALCULATION
                       (in thousands, except per share amounts)



                                       NINE MONTHS ENDED FEBRUARY 28, 1997

                              -------------------------------------------------
                                     PRIMARY            FULLY DILUTED
                              ------------------       ------------------
                                 DOLLARS  SHARES       DOLLARS    SHARES
                              ---------- --------    ---------   ---------

Net income                     $  15,497             $  15,497
                               ---------              --------
                               ---------              --------

Weighted average shares of
  common stock outstanding:

  Common stock (a)                       54,868                   54,868

  Employee stock options                    105 (b)(d)               187 (c)(d)
                                         ------                   ------
                                         54,973                   55,055
                                         ------                   ------
                                         ------                   ------

Per share                                $  .28                   $  .28
                                         ------                   ------
                                         ------                   ------



(a) Includes 3,880,140 shares issued to an escrow account on September 13, 1995 pursuant to the Consensus Plan.

(b) Represents the number of shares of common stock issuable on the exercise of dilutive employee stock options granted in July 1996 less the number of shares of common stock which could have been purchased with the proceeds from the exercise of such options. These purchases were assumed to have been made at the average market price of the common stock during the period.

(c) Same as (a) except that purchases of common stock were assumed to have been made at the higher of either the market price of the common stock at the end of the period or the average market price for the period.

(d) Does not include 1,485,000 shares subject to options granted in July 1995 at an average price of $14.120 per share because such options would have an anti-dilutive effect in such period.

                                                                      Exhibit 11
                                                                     Page 4 of 4




                                   NET INCOME(LOSS) PER SHARE CALCULATION
                                   (in thousands, except per share amounts)


                                             NINE MONTHS ENDED FEBRUARY 29, 1996
                                   --------------------------------------------------------
                                             PRIMARY                     FULLY DILUTED
                                   -------------------------     --------------------------
                                    DOLLARS           SHARES         DOLLARS         SHARES
                                   ---------      ----------     ------------   ------------

Net loss before extraordinary
  item                             $(119,012)                      $(119,012)


Weighted average shares of
  common stock outstanding:

  Common stock (a)                                    50,989                          50,989

  Employee stock options (b)                            -                                -
                                                    --------                        --------
                                                      50,989                          50,989
                                                    --------                        --------
                                                    --------                        --------

Per share                                          $(  2.34)                       $(  2.34)

Extraordinary item                  (  5,404)                       (  5,404)

Per share                                           (   .10)                        (   .10)
                                    ---------       --------        ---------      ---------

Net loss                           $(124,416)                      $(124,416)
                                   ----------                      ----------
                                   ----------                      ----------

Per share                                          $(  2.44)                       $(  2.44)
                                                   ---------                       ---------
                                                   ---------                       ---------


(a) Does not include 3,880,140 additional shares issued to an escrow account on September 13, 1995 pursuant to the Consensual Plan because such issuance is contingent on future events and would be anti-dilutive in such period.

(b) Does not include 1,500,000 shares subject to options granted in July 1995 at an average price of $14.120 per share because such options would have an anti-dilutive effect in such period.